EXHIBIT 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Xenon Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value per share	457(o)(1)	—	—	$250,000,000	$92.70 per $1,000,000	$23,175	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—		—	—	—	—
	Total Offering Amounts							$23,175(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$16,354.14(2)
	Net Fee Due							$6,820.86

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fee Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fee Offset Claims	Xenon Pharmaceuticals Inc.	S-3	333-238896	6/3/2020	—	$16,354.14(2)	Unallocated (Universal) Shelf	Common Shares, no par value per share	—	$124,005,112.11	—
Fee Offset Sources	Xenon Pharmaceuticals Inc.	S-3	333-238896	—	6/3/2020	—	—	—	—	—	$32,450(2)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3ASR (File No. 333-260010), filed on October 4, 2021.

(2)

The registrant has previously registered the offer and sale of $250,000,000 of securities pursuant to a universal shelf Registration Statement on Form S-3 (File No. 333-238896), filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2020 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the registrant made a contemporaneous fee payment in the amount of $32,450, including by using $3,757 previously paid by the registrant attributable to unsold securities registered on Form S-3 (File No. 333-233056), filed by the registrant with the SEC on August 6, 2019. Of the $250,000,000 of securities registered under the Prior Registration Statement, $124,005,112.11 of securities remains unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $16,354.14 that has already been paid and remains unused with respect to the Unsold Securities is offset against the registration fee of $23,175 due for this offering. The remaining balance of the registration fee, $6,820.86, has been paid in connection with this offering. The offering that includes the Unsold Securities under the Prior Registration Statement is hereby terminated.